Exhibit 10.35

MATTEL, INC.

DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

Table of Contents

(continued)

MATTEL, INC.

DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

PREAMBLE

Mattel, Inc., a Delaware corporation (the “Company”), hereby amends and restates the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors (this “Plan”), effective as of January 1, 2009 (the “Restatement Effective Date”). The Company adopted this Plan effective as of July 1, 1998, and previously amended this Plan effective as of August 17, 2000. The Company wishes to amend and restate this Plan to conform the written terms of this Plan to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

Words and phrases used in this Plan with the first letter capitalized shall have the meanings specified in Section 6 unless otherwise specified.

1. Eligibility

Each Director is eligible to participate in this Plan and shall continue to be eligible to participate in this Plan until he or she ceases to be a Director, whether by reason of his or her Severance or death.

2. Participation

(a) Election to Participate. Prior to the beginning of any Plan Year and during the period specified by the Administrator from time to time, each eligible Director may elect to participate in this Plan by directing that all or any part of the compensation (including all of the Common Stock amount earned as an RSU Award) which would otherwise have been payable currently for services as a Director (including any periodic and/or annual retainer, Board and committee meeting fees (including any special committee fees) and any additional annual retainer payable for services as a chair or member of a committee of the Board but excluding expense reimbursements, amounts realized upon the exercise or vesting of equity-based compensation other than RSU Awards, or any other amounts paid to the Director) during such Plan Year shall be credited to his or her Account, subject to the terms of this Plan. In addition, newly elected or appointed Directors who have not performed services for the Company or its subsidiaries during the 24-month period ending on the date of the Director’s election or appointment to the Board may make an “initial deferral election” (within the meaning of Treas. Reg. §1.409A-2(a)(7)) within 30 days of such election or appointment to the Board to have any Board and committee meeting fees (including any special committee fees, but not any periodic and/or annual retainer payable for the year of the Director’s election or appointment to the Board) paid during the Plan Year for services to be performed after the election credited to his or her Account, subject to the terms of this Plan.

(b) Enrollment Form. Such an election to participate in this Plan shall be in the form of an enrollment form (“Enrollment Form”) executed by the Participant and the Company and filed with the Administrator or its delegate. The specifications of this Plan (including the time and form of payment of amounts deferred hereunder) that apply to any Participant are contained in such separate Enrollment Form executed by the Company and the Participant. The Enrollment Form constitutes a part of this Plan and its terms are incorporated into this Plan. Any reference herein to an election, designation or other action by a Participant in writing shall be deemed to include an electronic election, designation or act made on the Internet to the extent permitted by applicable law.

(c) Duration of Deferral Election. An election related to fees otherwise payable in any Plan Year shall become irrevocable on the last business day prior to the beginning of such Plan Year or, with respect to any “initial deferral election” made by newly elected or appointed Directors within the “first year of eligibility” (all within the meaning of Treas. Reg. §1.409A-2(a)(7)), on the 30th day after becoming a Director and may not be modified or revoked thereafter unless otherwise permitted by the Administrator on terms consistent with Section 409A of the Code. An election shall be valid and effective only for the Plan Year with respect to which the election is made and a Participant may not change the amount of his or her Deferrals during a Plan Year. If a new election is not made with respect to any subsequent Plan Year under this Section 2, no part of the compensation payable for services as a Director with respect to such subsequent Plan Year shall be credited to the Participant’s Account.

3. Deferred Compensation Accounts

(a) Investment Election. Except with respect to deferrals of Common Stock amounts earned as an RSU Award and subject to Section 3(i), Participants may elect, on a form or in the manner provided by the Administrator (any which form or manner shall set forth or provide an opportunity to elect different Investment Funds for different percentage increments of the amounts being deferred, in accordance with rules established by the Administrator), one or more Investment Funds to be used to determine the amount of earnings or losses to be credited to the Participant’s Account. Although the Participant may designate the Investment Funds, the Administrator shall not be bound by such designation. The Administrator shall select from time to time, in its sole discretion, the Investment Funds to be available under this Plan. If a Participant fails to elect an Investment Fund, such Participant shall be deemed to have elected the default Investment Fund (as specified by the Administrator) for such Participant’s Account. Any deferral of Common Stock amounts earned as an RSU Award shall be allocated to a Participant’s Restricted Stock Unit Sub-Account.

(b) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Investment Funds are to be used for measurement purposes only, and a Participant’s election of any such Investment Fund, the allocation of such Participant’s Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account shall not be considered or construed in any manner as an actual investment of such Participant’s

Account in any such Investment Fund. In the event that the Company or the trustee of the trust described in Section 5(c), in its own discretion, decides to invest funds in any or all of the Investment Funds, no Participant shall have any rights in or to such investments. Without limiting the foregoing, a Participant’s Account at all times shall be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company. The Participant at all times shall remain an unsecured creditor of the Company.

(c) Crediting of Accounts Generally.

(i) Subaccounts. Each Participant’s Account shall be divided into separate subaccounts (“investment fund subaccounts”) each of which corresponds to an Investment Fund elected by or designated for the Participant pursuant to Section 3(a). Subject to the limitations set forth in Section 3(i), the Administrator shall credit the investment fund subaccounts of the Participant’s Account with an amount equal to amounts deferred by the Participant in accordance with the Participant’s Enrollment Form under Section 2.

(ii) Timing of Credits.

(A) Deferrals of any annual Board retainer and any additional annual retainer payable for services as a chair or member of a committee of the Board shall be credited to the investment fund subaccounts of the Participant’s Account within five business days of the date of the annual meeting of stockholders of the Company.

(B) Deferrals of any periodic Board retainer shall be credited to the investment fund subaccounts of the Participant’s Account within five business days of the date upon which such retainer becomes payable;

(C) Deferrals of Board and committee meeting fees (including any special committee fees) shall be credited on the last business day of the calendar quarter in which such fees otherwise would have been paid in cash.

(D) Deferrals of Common Stock amounts earned as an RSU Award shall be credited on the date of grant of such RSU Award.

(E) Any Deferrals credited to the Stock Equivalent Sub-Account or the Restricted Stock Unit Sub-Account shall be applied on the date specified in subsections (A), (B), (C) or (D), as applicable, to the hypothetical purchase of whole or fractional shares of the Common Stock, determined by dividing the amount of such compensation by the Fair Market Value of a share of Common Stock on the date the related compensation is or otherwise would be paid (or, with respect to subsection (D), such determination shall be made on the date of grant).

(iii) Performance. A Participant’s Account shall be credited or debited as of each business day based on the performance of each Investment Fund, as determined by the Administrator in its sole discretion based on the performance of the

Investment Funds themselves, until all amounts credited to such Participant’s Account under this Plan have been distributed and the Participant’s Account shall also be credited with an amount equal to any Deferrals and debited by amounts equal to all payments to the Participant and/or his or her Beneficiary.

(d) Stock Equivalent Sub-Account and Restricted Stock Unit Sub-Account.

(i) Dividends. The Participant’s Stock Equivalent Sub-Account and Restricted Stock Unit Sub-Account shall also be credited on the date cash dividends are paid with a hypothetical number of whole or fractional shares of the Common Stock equivalent to the quotient of (i) any cash dividend payment on the number of shares of Common stock equal to the number of hypothetical shares of Common Stock in the Participant’s Stock Equivalent Sub-Account or Restricted Stock Unit Sub-Account on the record date for such dividend and (ii) the Fair Market Value of a share of Common Stock on the applicable dividend payment date.

(ii) Recapitalization or Reorganization of Company. In the event of any change in outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off or other similar corporate change affecting the Common Stock, the Administrator shall make such adjustments, if any, that it deems appropriate in the number of hypothetical shares of Common Stock then credited to Participants’ Accounts. Any and all such adjustments shall be conclusive and binding upon all parties concerned.

(iii) Shares Subject to Plan. The maximum number of hypothetical shares of Common Stock that may be credited to the Stock Equivalent Sub-Account and the Restricted Stock Unit Sub-Account may not exceed two million shares in the aggregate. This number is subject to adjustment to take into consideration adjustment in the number of outstanding shares of Common Stock as described in the preceding Section 3(d)(ii).

(e) Change of Investment Elections. A Participant may elect to change the Investment Fund allocations of the Participant’s Account (other than the Restricted Stock Unit Sub-Account) daily by filing an election, on a form or in the manner provided by the Administrator, which election specifies in whole percentages the amounts to be transferred and specifies the new Investment Fund; provided, however, that (x) amounts not credited to the Interest Accrual Sub-Account as of the Restatement Effective Date may not be transferred to the Interest Accrual Sub-Account at any time thereafter, (y) amounts not previously credited to the Stock Equivalent Sub-Account may not be transferred to the Stock Equivalent Sub-Account at any time other than in accordance with Section 3(g) and the Company’s insider trading policy and (z) no amounts credited to the Stock Equivalent Sub-Account may be transferred to any other Investment Fund. Any election to change an Investment Fund shall be effective on the first business day following the receipt by the Administrator of such election. Participants who incur a Severance but have not yet commenced distributions under Section 4 or Participants or

Beneficiaries who are receiving installment payments may continue to make investment elections pursuant to this Section 3(e), except as otherwise determined by the Administrator.

(f) Administrative Discretion. The Administrator may determine at any time in its sole discretion that no additional Deferrals shall be credited to the Stock Equivalent Sub-Account of any Participant. In the event all Stock Equivalent Sub-Accounts are frozen, the Administrator may permit any affected Participant to change such Participant’s Investment Fund allocation with respect to future Deferrals.

(g) Compliance with the Exchange Act.

(i) Any Participant or Beneficiary who is subject to Section 16 of the Exchange Act shall have his or her Investment Fund elections under this Plan subject to the requirements of the Exchange Act, as interpreted by the Administrator. Any such Participant or Beneficiary who elects to have any portion of his or her Account invested in the Stock Equivalent Sub-Account may not make an election with the opposite effect under any other Company-sponsored plan until six months and one day following the original election. Any such Participant or Beneficiary who wishes to elect any change affecting the time or form of distribution of his or her Stock Equivalent Sub-Account or Restricted Stock Unit Sub-Account balance must first obtain the prior approval of the Administrator.

(ii) Notwithstanding any other provision of this Plan or any rule, instruction, Enrollment Form or other form, this Plan and any such rule, instruction or form shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) and Rule 10b-5 promulgated under the Exchange Act that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, such Plan provision, rule, instruction or form shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(h) Vesting of Amounts Credited to Restricted Stock Unit Sub-Account. Amounts credited to a Participant’s Restricted Stock Unit Sub-Account pursuant to Sections 3(c)(ii)(D) and 3(d)(i)-(ii) with respect to an RSU Award shall be subject to the same vesting schedule that applies to such RSU Award. In the event such Participant forfeits any portion of such RSU Award pursuant to the terms of the underlying RSU Award agreement, such Participant shall forfeit the corresponding unvested balance in his or her Restricted Stock Unit Sub-Account that is allocable to such RSU Award.

(i) Interest Accrual Sub-Account.

(i) Notwithstanding any other provisions of this Plan to the contrary, effective as of Restatement Effective Date, no new Deferrals shall be credited to a Participant’s Interest Accrual Sub-Account.

(ii) Amounts credited to a Participant’s Interest Accrual Sub-Account as of the Restatement Effective Date shall continue to be credited with interest following the Restatement Effective Date, with the rate of interest to be determined pursuant to the same determination process in effect on the Restatement Effective Date. Notwithstanding the foregoing, the Administrator, in its sole discretion, may change the rate of interest to be credited to the Interest Accrual Sub-Account at any time after the Restatement Effective Date, provided that any such change shall (a) apply only with respect to accruals of interest after the Administrator approves such change and (b) comply with Treasury Reg. §1.409A-1(o).

4. Distribution

(a) Distribution Election. At the time of election to participate in this Plan, a Participant shall also make elections with respect to the timing and method of distribution of his or her Account determined on a Plan Year basis except in connection with distributions on account of the Participant’s death. Such elections shall be contained in the document referred to in Section 2(b), executed by the Participant and filed with the Administrator or its delegate.

(b) Distribution Options. A Participant may elect to receive payment of his or her Account determined on a Plan Year basis in (1) a single payment or (2) in 10 annual installments. The election shall direct that the first installment (or the single payment if the Participant has so elected) be paid as soon as administratively practicable following the first business day of April of the Plan Year following either (i) the Plan Year in which the Participant has a Severance and ceases to be a Director of the Company, or (ii) the later of (x) the Plan Year in which the Participant has a Severance and ceases to be a Director of the Company or (y) the year in which the Participant attains the age specified in such election, which age shall not be later than age 72; provided, however, that if a Participant is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) as of the date of the Participant’s Severance, the first installment payment or the single payment shall not be made until the later of (A) the date in April determined above or (B) the earlier of the first business day of the seventh (7th) month following such Severance or the date of the Participant’s death. Each distribution shall be made pro-rata from (a) amounts not credited to the Participant’s Stock Equivalent Sub-Account or the Restricted Stock Unit Sub-Account, (b) amounts credited to the Participant’s Stock Equivalent Sub-Account and (c) vested amounts credited to the Participant’s Restricted Stock Unit Sub-Account, each as determined on the applicable payment date (determined on a Plan Year basis). Each distribution shall be determined by multiplying the value of the Participant’s Account as of the most recent Valuation Date (determined on a Plan Year basis) by a fraction. The numerator of the fraction shall be one (1) and the denominator of the fraction shall be the number of annual installments remaining to be paid (which, in the case of a single payment, shall be one (1)). For purposes of this Section 4(b), the value of the Stock Equivalent Sub-Account and the vested portion of the Restricted Stock Unit Sub-Account on any payment date shall be determined by multiplying the number of such hypothetical shares of Common Stock allocated to the Stock Equivalent Sub-Account and the vested portion of the Restricted Stock Unit Sub-Account, respectively, by the Fair Market Value of a share of Common Stock as of the most recent Valuation Date. If no distribution election is made or if the distributable amount (determined on a Plan Year basis) is less than $5,000, the distribution shall be in a single payment. For purposes of the immediately preceding sentence, if a Participant elects to receive a distributable amount in the form of annual installments, the distributable amount shall be determined as of the most recent Valuation Date prior to the payment date of the first annual installment.

If a Participant dies after the date distributions commence pursuant to this Section 4(b), the Participant’s Account shall continue to be distributed to the Participant’s Beneficiary or Beneficiaries designated in writing by the Participant, or if no designation has been made, to the estate of the Participant, in accordance with the Participant’s election under this Section 4(b).

(c) Form of Distributions. All distributions (other than distributions from the Stock Equivalent Sub-Account and the Restricted Stock Unit Sub-Account) shall be in cash. All distributions from the Stock Equivalent Sub-Account and the Restricted Stock Unit Sub-Account shall be in whole shares of Common Stock, with the number of such shares determined by dividing (i) the pro rata portion of the Account distributable from each such subaccount pursuant to Section 4(b), by (ii) the Fair Market Value of a share of Common Stock as of the most recent Valuation Date. In no event shall the Company be required to issue fractional shares in connection with a distribution of a Participant’s Stock Equivalent Sub-Account or Restricted Stock Unit Sub-Account. The value of fractional hypothetical shares of Common Stock shall be distributed in cash, based on the Fair Market Value of a share of Common Stock as of the most recent Valuation Date.

(d) Death. If a Participant dies before the date distributions commence pursuant to Section 4(b), the Participant’s Account (valued as of the most recent Valuation Date) shall be distributed to the Participant’s Beneficiary or Beneficiaries designated in writing by the Participant, or if no designation has been made, to the estate of the Participant, in a single payment on the first business day of the Plan Year following the year of death.

(e) Installment Distributions. Installments subsequent to the first installment to the Participant, or to a Beneficiary or to the Participant’s estate, shall be debited from a Participant’s Account on the first business day of each succeeding Plan Year and paid promptly thereafter until the entire amount credited to the Participant’s Account shall have been paid. The balance of the Account held pending distribution shall continue to be credited with earnings, determined in accordance with Section 3.

(f) Change in Control. If a Change in Control occurs, a Participant who has not received a complete distribution of the amounts credited to his or her Account as of the date of the Change in Control shall receive a distribution of all amounts remaining in the Participant’s Account in a single payment on the first business day of the month following the month in which the Change in Control occurs and all Deferrals under this

Plan shall cease upon the Valuation Date immediately preceding the date the distribution is made to the Participant. For purposes of this Section 4(f), the amount of the Participant’s Account shall be valued as of the Valuation Date (which valuation shall include any Deferrals credited upon such date) immediately preceding the date the distribution is made to the Participant pursuant to this Section.

(g) Hardship Distribution. A Participant shall be permitted to request a Hardship Distribution of all or a portion of such Participant’s Account under this Plan prior to the applicable date of distribution, subject to the following restrictions:

(i) The request for a Hardship Distribution shall be made by filing such form and documentation as is required by the Administrator.

(ii) The Administrator shall have made a determination in its sole discretion that the circumstances giving rise to the requested distribution constitute a Hardship in accordance with Treas. Reg. §1.409A-3(i)(3)(i)-(iii).

(iii) The Hardship Distribution amount shall be valued as of the date the election form described in subsection (i) is approved by the Administrator and shall be paid as soon as administratively feasible thereafter. Any Hardship Distribution amount shall be limited to the maximum amount that may be distributed in compliance with Treas. Reg. §1.409A-3(i)(3)(ii).

(iv) The Administrator shall have the discretion, in the case of a Hardship Distribution petition, to cancel the applicable Participant’s future Deferrals (which cancellation may be in addition to or instead of a Hardship Distribution) in accordance with Treas. Reg. §1.409A-3(j)(4)(viii).

5. Miscellaneous

(a) Assignment Prohibited. The right of a Participant to any deferred fees and/or earnings thereon shall not be subject to assignment by the Participant.

(b) Benefits Unfunded. Except as provided in Section 5(c), the benefits provided by this Plan shall be unfunded. All amounts payable under this Plan shall be paid from the general assets of the Company, and nothing contained in this Plan shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits to any Participant or Beneficiary. This Plan shall create only a contractual obligation on the part of the Company, and each Participant shall have the status of a general unsecured creditor with respect to the benefit obligations hereunder or any other obligation of the Company to pay benefits pursuant hereto. Any funds of the Company available to pay benefits pursuant to this Plan shall be subject to the claims of general creditors of the Company, and may be used for any purpose by the Company.

(c) Grantor Trust. Although the Company is responsible for the payment of all benefits under this Plan, the Company may, in its discretion, contribute funds or assets (including insurance policies on the life of any or all Participants and securities issued by the Company) to a grantor trust for the purpose of paying benefits under this Plan and to assist it in accumulating shares of Common Stock and cash needed to fulfill its obligations under this Plan; provided, however, that no funds or assets shall be contributed to any such trust if such contribution would violate applicable law or result in the imposition of the additional tax under Section 409A. Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of the Company, as the Company may deem necessary or advisable to prevent such funding from causing the Participants to be taxed on any such trust assets. To the extent any benefits provided under the terms of this Plan are actually paid from the trust, the Company shall have no further obligation with respect thereto. To the extent any benefits provided under the terms of this Plan are not paid from the trust, such benefits shall remain the obligation of and shall be paid by the Company. The Participants shall have the status of unsecured creditors insofar as their legal claim for benefits under this Plan and the Participants shall have no security interest or preferred claim in or to the assets of any such grantor trust.

(d) Account Statements. The Company (or its delegate) shall, at least annually at the end of each Plan Year, prepare and distribute written reports to the Participants and to the Administrator that set forth the amounts or the number of hypothetical shares of Common Stock credited to each Participant’s Account.

(e) Nonforfeitable Benefit. Subject to Section 3(h), a Participant’s interest in his or her Account shall at all times be 100% vested and nonforfeitable.

(f) Amendment. The Company shall have the right to amend this Plan in whole or in part from time to time by resolution of the Board, and to amend and cancel any amendments; provided, however, that no action under this Section shall cancel or reduce the amount of the Participant’s previously accrued vested benefits. Any amendment shall be in writing and be adopted by the Board. The action of the Board adopting any amendment may, but is not required to, be evidenced by the execution of such amendment by a duly authorized officer of the Company. The Participants shall be bound thereby.

(g) Termination. The Company expects to continue this Plan indefinitely, but does not obligate itself to do so. The Company reserves the right to discontinue and terminate this Plan at any time, for any reason (including a change, or an impending change, in the tax laws of the United States or of any state), by resolution of the Board. Termination of this Plan shall be binding on the Participants, but in no event may such termination reduce the Participants’ previously accrued vested benefits. If this Plan is terminated, the Participants’ previously accrued vested benefits shall be paid in accordance with the terms of this Plan or on a schedule determined by the Administrator that complies with the applicable requirements of Treas. Reg. §1.409A-3(j)(4)(ix).

(h) Withholding. If the whole or any part of any Participant’s benefit shall become liable for the payment of any estate, inheritance, income, employment or other tax which the Company is required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the benefit of the Participant whose benefits hereunder are so liable to the extent permitted by Section 409A of the Code. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary. To the extent benefits paid hereunder are wages or compensation, the Company shall be entitled to deduct, withhold and pay any applicable income or employment taxes that it determines are required to be withheld by the Company from amounts otherwise payable to the Participant hereunder.

(i) Governing Law. This Plan shall be construed, governed and administered in all respects in accordance with the laws of the State of California without regard to principles of conflict of laws. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

(j) Gender, Tense, and Headings. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

(k) Successors and Assigns. This Plan shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives.

(l) Disputes. In the event of a dispute involving any individual’s right to receive the benefit hereunder, the Company may enter an interpleader action. Payment of the benefit to a court of competent jurisdiction with proper notice to the appropriate parties in dispute shall be in full satisfaction of all claims against the Company as to this Plan.

(m) Full Satisfaction. Any payment to a Participant or Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Company.

(n) Plan Administrator. The Administrator shall have discretionary authority to construe and interpret the terms of this Plan and to make all determinations relating to its administration, including the determination of disputed benefit claims, unless and until the Administrator delegates such authority to an individual or another committee as set forth below. Action of the Administrator may be taken with or without a meeting; provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of the members qualified to vote with respect to such action. If a member of the Administrator is a Participant whose benefits are subject to this Plan, such member shall not participate in any decision which solely affects his or her status as a Participant. In the event the Administrator becomes deadlocked on the determination of any disputed benefit claim, the determination of such claim shall be determined by the full Board. The Administrator or the Board, as the case may be, shall be authorized to adopt rules and procedures relating to its duties under this Plan.

The Administrator may delegate its administrative authority under this Plan to an individual or a committee of one or more individuals (who need not be a member of the Board), and the term “Administrator” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to an individual or a committee of one or more individuals, the individual or committee shall have, in connection with the administration of this Plan, the powers theretofore possessed by the Administrator, subject, however, to such resolutions not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Administrator and except when the exercise of such authority would materially affect the cost of this Plan to the Company or materially increase benefits to Participants. The Administrator may terminate its delegation of administrative authority at any time and revest in the Administrator the administration of this Plan. Notwithstanding anything to the contrary in this Section 5(n), the Administrator may delegate its administrative authority under this Plan to an individual or committee without taking formal action pursuant to this Section 5(n), and any such delegate may act within the scope of its delegated authority without approval by the Administrator of any such act pursuant to this Section 5(n).

(o) Section 409A Compliance.

(i) Notwithstanding any other provisions of this Plan to the contrary and to the extent applicable, it is intended that this Plan comply with the requirements of Section 409A of the Code, and this Plan shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A of the Code. The Company shall have no liability to any Participant, Beneficiary or otherwise if this Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Section 409A of the Code.

(ii) Prior to the Restatement Effective Date, the Company operated this Plan in good faith compliance with Section 409A of the Code and certain Internal Revenue Service transitional rules then in effect. Written deferral and distribution elections made during, or with respect to, Plan Years 2005-2008 shall remain in effect hereunder, even to the extent that the specific election choices offered for such years may not be available under this Plan and/or specific election choices available under this Plan may not have been offered, provided that subsequent actions with respect to such elections (e.g., changes thereto, forms of distribution, claims procedures) shall be governed by the terms of this Plan.

6. Definitions

(a) Account. The record maintained by the Administrator to determine each Participant’s interest under this Plan. Such Account shall be divided into subaccounts (on a Plan Year basis or such other basis determined by the Administrator (including as provided in Section 3(c)(i)) and shall be reflected as a book reserve entry in the Company’s accounting records.

(b) Administrator. The Compensation Committee of the Board or any delegate thereof.

(c) Beneficiary. The person or persons (natural or otherwise) last designated in writing by a Participant in accordance with Section 4(a) to receive any undistributed benefits under this Plan in the event of the Participant’s death.

(d) Board. The Board of Directors of the Company.

(e) Change in Control. A “change in control event” described in Treas. Reg. §1.409A-3(i)(5).

(f) Code. Has the meaning ascribed to such term in the Preamble. Any reference to any section of the Code shall also be a reference to any successor provision and any Department of the Treasury regulation promulgated thereunder.

(g) Common Stock. The Company’s common stock, par value $1.00 per share.

(h) Company. Has the meaning ascribed to such term in the Preamble. Any reference to the Company shall also be a reference to any successor corporation.

(i) Deferrals. The amount credited to the Participant’s Account under this Plan to reflect his or her interest in this Plan attributable to his or her elective deferrals made pursuant to Section 2(a).

(j) Director. Any member of the Board who is not an employee of the Company or of any of its subsidiaries.

(k) Effective Date. The Effective Date of this Plan shall be July 1, 1998.

(l) Enrollment Form. The form executed by the Company and the Participant which sets forth the Participant’s Deferral elections and other specifications of this Plan applicable to the Participant.

(m) Exchange Act. The Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

(n) Fair Market Value. The closing price of the Common Stock on the New York Stock Exchange at the close of normal trading hours for that day, or, if the New York Stock Exchange is closed on that day, the next preceding day on which the New York Stock Exchange was open.

(o) Hardship. A severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)), (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The events that would constitute a Hardship will depend upon the facts and circumstances of each case, but, in any case, a Hardship Distribution may not be made to the extent that such Hardship does not satisfy the requirements of Treas. Reg. §1.409A-3(i)(3)(i).

(p) Hardship Distribution. A distribution due to Hardship made in accordance with Section 4(g).

(q) Interest Accrual Sub-Account. An interest-bearing investment fund to which Deferrals and earnings thereon were credited prior to the Restatement Effective Date. As of the Restatement Effective Date, the Interest Accrual Sub-Account shall be governed by Section 3(e) and Section 3(i).

(r) Investment Fund. One or more of the investment funds selected by the Administrator pursuant to Section 3(a) which shall be used to determine the return to be credited to each Participant’s Account. The Stock Equivalent Sub-Account and the Restricted Stock Unit Sub-Account shall be considered an Investment Fund for purposes of this Plan.

(s) Participant. A Director of the Company who completes an Enrollment Form and has not received a complete distribution of all amounts credited to his or her Account.

(t) Plan. The Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors, as it may hereafter be amended.

(u) Plan Year. The period with respect to which the records of this Plan are maintained which shall be the twelve consecutive month period ending December 31.

(v) Restatement Effective Date. Has the meaning ascribed to such term in the Preamble.

(w) Restricted Stock Unit Sub-Account. An investment fund subaccount that is established for each Participant electing to defer all of his or her RSU Award and that is credited with the hypothetical purchase of whole or fractional shares of Common Stock to reflect amounts credited to such subaccount. The Participant shall not have any rights as a stockholder of the Company with respect to the hypothetical shares of Common Stock credited to the Restricted Stock Unit Sub-Account. Cash dividends, if any, shall be credited to a Participant’s Restricted Stock Unit Sub-Account in accordance with Section 3(d)(i) and the number of hypothetical shares of Common Stock credited to Restricted Stock Unit Sub-Accounts shall be adjusted in accordance with Section 3(d)(ii).

Amounts credited to a Participant’s Restricted Stock Sub-Account shall be subject to the vesting provisions set forth in Section 3(h).

(x) RSU Award. A “restricted stock unit” award made to a Participant under the Mattel, Inc. 2005 Equity Compensation Plan, as it may be amended from time to time, or any successor plan or arrangement.

(y) Severance. A Participant’s “separation from service” within the meaning of Treas. Reg. §1.409A-1(h), whether voluntary or involuntary.

(z) Stock Equivalent Sub-Account. An investment fund subaccount that is credited with the hypothetical purchase of whole or fractional shares of Common Stock. The Participant shall not have any rights as a stockholder of the Company with respect to the hypothetical shares of Common Stock credited to the Stock Equivalent Sub-Account. Cash dividends, if any, shall be credited to a Participant’s Stock Equivalent Sub-Account in accordance with Section 3(d)(i) and the number of hypothetical shares of Common Stock credited to Stock Equivalent Sub-Accounts shall be adjusted in accordance with Section 3(d)(ii).

(aa) Valuation Date. The last business day of each month within the Plan Year and such other dates as may be determined by the Administrator for valuing Participant Accounts.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer.

MATTEL, INC.

Dated: 12-19-08	By:	/s/ ALAN KAYE